SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Spansion Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-3898239
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, CA 94088

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates (if applicable): 333-124041

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, $0.001 par value per share

Item 1. Description of Registrant’s Securities to be Registered.

Spansion Inc. (the “Registrant”) hereby incorporates by reference the description of its securities to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-124041), as originally filed with the Securities and Exchange Commission (the “Commission”) on April 13, 2005, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2. Exhibits.

The following exhibits are incorporated by reference herein as indicated below:

3.2*	Form of Certificate of Incorporation of the Registrant

3.3*	Form of Bylaws of the Registrant

4.1*	Form of the Registrant’s Class A Common Stock Certificate

10.4*	Form of Stockholders Agreement of the Registrant, among Advanced Micro Devices, Inc., Fujitsu Limited, AMD Investments, Inc. and the Registrant

*	Incorporated by reference to the identically numbered exhibit to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 13, 2005

SPANSION INC.

By:	/s/ Robert C. Melendres
Robert C. Melendres
Corporate Vice President, Corporate Development,
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.2*	Form of Certificate of Incorporation of the Registrant

3.3*	Form of Bylaws of the Registrant

4.1*	Form of the Registrant’s Class A Common Stock Certificate

10.4*	Form of Stockholders Agreement of the Registrant, among Advanced Micro Devices, Inc., Fujitsu Limited, AMD Investments, Inc. and the Registrant

*	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of Spansion Inc. filed on April 13, 2005, as amended (File No. 333-124041).